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Principal  Amount:  $94,328.50



                                 PROMISSORY NOTE


     FOR VALUE RECEIVED, the undersigned, MW Medical, Inc., a Nevada corporation (or its successor or assigns) promises to pay to the order of Grace Sim, an individual, at such address as may be designated in writing by the holder of this Note, the principal sum of NINETY FOUR THOUSAND, THREE HUNDRED AND TWENTY EIGHT DOLLARS and FIFTY CENTS $94,328.50) in U.S. currency. The entire amount of principal with ten percent (10%) interest per annum shall become due and payable on June 15, 2003.

     The undersigned and its successors and assigns, hereby waives presentment and demand for payment, diligence, notice of dishonor, protest and notice of protest of this Note, and any defense by reason of an extension of time for payment or other indulgence. Failure of the holder to assert any right herein shall not be deemed to be a waiver thereof.

     This Promissory Note is made in settlement of all wages and employment fees owed to payee to date.

     The holder of this note may, at its option, convert all or any portion of the promissory note to equity of MW at the same price as is available to those investors participating in the any private placement while this debt is outstanding. In the event that the holder of this Note wishes to convert during a period of time when no private offering of common stock is open, then the Note holder may convert at 50% of the market price at that time, or at $0.20 per share, whichever is lower.

Signed  this  15th  day  of  March,  2003


                                       MW  Medical,  Inc.


                                       By  /s/ Jan Wallace
                                           -------------------------------
                                           Its:  Chief  Executive  Officer